UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008
AT&T INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8610 (Commission File Number)	43-1301883 (I.R.S. Employer Identification No.)

175 E. Houston, San Antonio, Texas (Address of principal executive offices)	78205 (Zip Code)
Registrant’s telephone number, including area code: (210) 821-4105
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On April 2, 2008, the registrant, AT&T Inc. (“AT&T”), closed its sale of $2,000,000,000 aggregate principal amount of its Floating Rate Notes due 2010 (the “Notes”) in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, pursuant to a Purchase Agreement dated as of March 27, 2008 (the “Purchase Agreement”). The stated maturity date of the Notes is April 2, 2010 and interest is payable quarterly. The Note may be presented for redemption by the holder on specified dates. AT&T expects to use the proceeds for general corporate purposes. Copies of the Purchase Agreement and the form of Note are filed as exhibits hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	1.1	Purchase Agreement, dated as of March 27, 2008
	4.1	Form of Note

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.
Date: April 2, 2008	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller